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                                                                     EXHIBIT 3.3

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                              HOMEGROCER.COM INC.


                                ARTICLE I. NAME

     The name of this corporation shall be HomeGrocer.com, Inc. (the "Corporation").
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                              ARTICLE II. PURPOSE

     To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Washington Business Corporation Act (the "WBCA"), including any amendments thereto or successor statute that may
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hereinafter be enacted.

               ARTICLE III. REGISTERED OFFICE; REGISTERED AGENT

     The name of the registered agent of this corporation and the address of its registered office are as follows:

                          Corporation Service Company
                          1010 Union Avenue, Suite B
                        Olympia, Washington 98501-1539

                              ARTICLE IV. SHARES

     (a)  Authorized Stock. The Corporation is authorized to issue two classes
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of capital stock to be designated, respectively, "Common Stock" and "Preferred
                                                  ------------       ---------
Stock." The total number of shares of capital stock that the Corporation
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shall have authority to issue is 1,010,000,000 consisting of 1,000,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share.

     (b)  Issuance of Preferred Stock in Series. The Preferred Stock may be
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issued from time to time in one or more series in any manner permitted by law and the provisions of these Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), as determined from time to time by the Board
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of Directors of the Corporation (the "Board") and stated in the resolution or
                                      -----
resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. In addition, such resolution or resolutions shall set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any
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resolution or resolutions of the Board originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The Corporation shall from time to time, in accordance with the laws of the State of Washington, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

                         ARTICLE V. PREEMPTIVE RIGHTS

     No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of the Corporation's capital stock, or securities convertible into shares of the Corporation's capital stock.

                         ARTICLE VI. CUMULATIVE VOTING

     Shareholders of the Corporation shall not be entitled to cumulate votes for the election of directors.

                            ARTICLE VII. DIRECTORS

     (a)  Number of Directors. The number of directors of this Corporation shall
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be determined in the manner provided by the Corporation's bylaws (the "Bylaws")
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and may be increased or decreased from time to time in the manner provided therein.

     (b)  Classified Board. The directors shall be divided into three classes
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designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board. The initial term of office of the Class I directors shall expire at the annual meeting of shareholders in 2000 and Class I directors shall subsequently be elected for a full term of three (3) years. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders in 2001 and Class II directors shall subsequently be elected for a full term of three
(3) years. The initial term of office of the Class III directors shall expire at the annual meeting of shareholders in 2002 and Class III directors shall subsequently be elected for a full term of three (3) years. Thereafter, the term of office of each class of directors shall be three years and directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold

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office only until next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                       ARTICLE VII. AMENDMENT OF BYLAWS

     The shareholders shall have the power to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares, and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares of such class or series entitled to vote thereon, voting as a class. Any Bylaw of the Corporation may be amended or repealed at any time by the Board of Directors in the manner provided in the Bylaws; provided, however,
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that the Board of Directors may not repeal or amend any Bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors.

                       ARTICLE VIII. SHAREHOLDER ACTION

     All shareholder action must be taken at a meeting of shareholders and may not be taken by written consent.

                 ARTICLE IX. SPECIAL MEETINGS OF SHAREHOLDERS

     A special meeting of the shareholders may be called, at any time for any purpose or purposes for which such a meeting may lawfully be called, only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President or (iv) a majority of the Corporation's Board of Directors.

      ARTICLE X. SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

     (a)  Definitions. For purposes of this Article X:
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          (i)   "Business Combination" means (a) a merger, share exchange or
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consolidation of the Corporation or any of its Subsidiaries with any other corporation or other entity; (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by the Corporation or any of its Subsidiaries of all or a substantial part of the Corporation's assets otherwise than in the usual and regular course of business; or (c) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (ii)  "Subsidiary" means a domestic or foreign corporation that has a
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majority of its outstanding voting shares owned, directly or indirectly by the
Corporation.

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     (b)  Vote Required for Business Combinations. The affirmative vote of the
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holders of not less than two-thirds of the outstanding shares of stock entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of any Business Combination.

               ARTICLE XI. LIMITATION OF LIABILITY OF DIRECTORS

     To the full extent that the WBCA, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director shall not be liable to this Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating Section 23B.08.310 of the WBCA, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the WBCA is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the WBCA, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                      ARTICLE XII. AMENDMENTS TO ARTICLES

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter permitted by the WBCA, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

     Dated:  _______________, 2000.


                                    HomeGrocer.com, Inc.,
                                    a Washington corporation


                                    ___________________________________
                                    Mary Alice Taylor
                                    Chief Executive Officer

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